Exhibit (e)(10)

TENTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This tenth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of August I, 2022, by and between AB Active ETFs, Inc. and Foreside Fund Services, LLC (together, the “Parties”) is effective as of November 19, 2025.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated Fund list; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.       Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.       Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.       Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.       This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

AB ACTIVE ETs. INC.	FORESIDE FUND SERVICES, LLC

By: /s/ Brian Doyle-Wenger	By: /s/ Teresa Cowan
Name: Brian Doyle-Wenger	Teresa Cowan, President
Title: Assistant Secretary

EXHIBIT A
Funds:

AB Ultra Short Income ETF

AB Tax-Aware Short Duration ETF

AB US Low Volatility Equity ETF

AB US High Dividend ETF

AB Disruptors ETF

AB High Yield ETF

AB US Large Cap Strategic Equities ETF

AB Conservative Buffer ETF

AB Core Plus Bond ETF

AB Corporate Bond ETF

AB Tax-Aware Long Municipal ETF

AB Tax-Aware Intermediate Municipal ETF

AB Short Duration High Yield ETF

AB Short Duration Income ETF

AB International Low Volatility Equity ETF

AB International Buffer ETF

AB Moderate Buffer ETF

AB Emerging Markets Opportunities ETF

AB International Growth ETF

AB California Intermediate Municipal ETF

AB New York Intermediate Municipal ETF

AB Core Bond ETF

AB US Equity ETF